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                                                                 Exhibit 10.27.2


                             SECOND AMENDMENT TO THE
                 BOWATER INCORPORATED BENEFITS EQUALIZATION PLAN
               AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 26, 1999

         WHEREAS, Bowater Incorporated (the "Company") previously amended and restated the Bowater Incorporated Benefits Equalization Plan as of February 26, 1999 (the "Plan");

         WHEREAS, Section 9 of the Plan permits the Human Resources and Compensation Committee of the Board of Directors of the Company (the "HRCC") to amend the Plan;

         WHEREAS, the HRCC desires to amend the Plan to allow the interest rate used in the calculation of the lump sum benefit to be set by the HRCC for each calendar year;

         NOW, THEREFORE, effective September 23, 2003, the Plan shall be amended as follows:

1.       Section 5(B) shall be amended and restated as follows:

         "(B) LUMP SUM OPTION: During each December beginning with December 2002 (the "Election Period"), a Participant who is also a participant in the Supplemental Benefit Plan for Designated Employees of Bowater Incorporated (the "SERP") may elect to receive any retirement benefits to which he may be entitled to under Section 4 in a lump sum computed using the applicable mortality table defined in Internal Revenue Code
         Section 417(e)(3)(A)(ii)(I) and an interest rate set by the Committee for the year in which the distribution occurs ("Lump Sum Election"), if he makes a similar election under the SERP. The interest rate shall be set by the Committee for each calendar year prior to the commencement thereof and set forth in the minutes of the Committee's meeting at which the interest rate is set. A lump sum election made pursuant to the terms of the SERP shall be considered a Lump Sum Election made under the Plan.

         A Lump Sum Election must be made on or before the December 31st that is at least one full calendar year before the year of payment. No spousal consent to the Lump Sum Election shall be required. A Lump Sum Election, once made, cannot be revoked except during an Election Period."

         IN WITNESS WHEREOF, the HRCC has caused this Second Amendment to the Plan to be executed by a duly authorized officer this 19th day of November, 2003.

                                      BOWATER INCORPORATED


                                      By:  /s/ James T. Wright
                                          --------------------------------------
                                               James T. Wright
                                      Title:  Vice President - Human Resources
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